Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

Aspen Aerogels, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.00001 par value	457(o)	(1)	(2)	(2)	—	$ —

	Equity	Preferred Stock, $0.00001 par value	457(o)	(1)	(2)	(2)	—	$ —

	Debt	Debt Securities	457(o)	(1)	(2)	(2)	—	$ —

	Equity	Warrants	457(o)	(1)	(2)	(2)	—	$ —

	Equity	Rights	457(o)	(1)	(2)	(2)	—	$ —

	Equity	Units	457(o)	(1)	(2)	(2)	—	$ —

	Unallocated (Universal) Shelf	(1)	457(o)	$175,618,236.3	(2)	$175,618,236.3	$0.00011020	$19,353.13

Fees to be Paid	Equity	Common Stock, $0.00001 par value	457(o)	74,381,763.70	—	$74,381,763.70	$0.00011020	$8,196.87

	Total Registration Fees			$250,000,000	N/A	$250,000,000		$27,550

Carry Forward Securities

	Equity	Common Stock, $0.00001 par value		415(a)(6)	(3)	$74,381,763.70	$0.0000927		S-3ASR	333-263622	March 16, 2022	$6,895.19

	Total Offering Amounts					$250,000,000		$27,550.00

	Total Fees Previously Paid							—

	Total Fee Offsets							$6,895.19

	Net Fee Due							$20,654.81

(1)

There are being registered hereunder such indeterminate number of shares of common stock or preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants and rights to purchase common stock, preferred stock or debt securities, and such indeterminate number of units, as shall have an aggregate initial offering price not to exceed $250,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $250,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock or preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock or preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)

Pursuant to 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include unsold securities previously registered by the registrant on the registrant’s automatic shelf registration statement on Form S-3ASR (File No. 333-263622), originally filed on March 16, 2022 (the “Prior Registration Statement”). The Prior Registration Statement registered the offer and sale of up to $150,000,000 in shares of the registrant’s common stock that may be issued and sold under a certain sales agreement with Cowen and Company, LLC and Piper Sandler & Co. The registrant previously paid a fee of $13,905.00 related to such $150,000,000 in shares of common stock. Of such shares of common stock, $74,381,763.70 remain unsold (the “Unsold Shelf Securities”). The registrant has determined to include in this registration statement all of the $74,381,763.70 Unsold Shelf Securities. Pursuant to Rule 457(b) under the Securities Act, the filing fee of $6,895.19 relating to $74,381,763.70 of the Unsold Shelf Securities under the Prior Registration Statement, which was paid under the Prior Registration Statement, will continue to be applied to the registrant’s total registration fee. Accordingly, the registrant is paying the registration fee due less the $6,895.19 that was previously paid, or $20,654.81.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(b) and 0-11(a)(2)

Fee Offset Claims		—	—	—		—

Fee Offset Sources

Rule 457(p)

Fee Offset Claims	Aspen Aerogels, Inc.	Form S-3ASR	333-263622	March 16, 2022	—	$6,895.19	(3)	(3)	(3)	$74,381,763.70(3)	—

Fee Offset Sources	Aspen Aerogels, Inc.	Form S-3ASR	333-263622	—	March 16, 2022	—	—	—	—	—	$13,905.00(3)

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

—	—	—	—	—	—	—